Exhibit 24.B



                               FORD MOTOR COMPANY

               Resolutions Relating to Issuance of Preferred Stock
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         RESOLVED, That the proposals described in the communication dated March
2, 1998, entitled "The Associates Spin-Off" (the "Communication"), presented to and discussed at this meeting of the Board of Directors duly called and held on said date, be and hereby are approved.

         RESOLVED, That the proposed form of Certificate of the Designations, Powers, Preferences and Relative, Participating or Other Rights, and the Qualifications, Limitations or Restrictions thereof, of Series C Participating Stock of the Company, par value $1.00 per share ("Series C Stock"), a copy of which has been presented to this meeting (the "Certificate of Designations"), creating and establishing the Series C Stock, to be filed with the Secretary of State of the State of Delaware, be and hereby is approved in all respects, and that the resolutions set forth therein be and hereby are adopted and approved as if fully set forth herein.

         RESOLVED, That the Chairman of the Board of Directors, President and Chief Executive Officer; the Executive Vice President and Chief Financial Officer; the Vice President and Treasurer; any Assistant Treasurer; the Secretary; or any Assistant Secretary of the Company, and each of them, be and hereby are authorized and directed, in the name and on behalf of the Company, to prepare, execute and cause to be filed, prior to the issuance of any shares of Series C Stock, with the Secretary of State of the State of Delaware and any other appropriate governmental agency or office, the Certificate of Designations designating the shares of Series C Stock and describing the terms and provisions thereof.

         RESOLVED, That the Company issue and sell up to two hundred fifty million (250,000,000) Depositary Shares or receipts for such shares (the "Depositary Shares"), each representing 1/1,000 of a share of Series C Stock, to the Trustee for the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees, the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees and the Primus Automotive Financial Services, Inc. Prime Account (collectively, the "Employee Savings Plans") in exchange for an equal number of shares of Common Stock held by it for the benefit of employees under said plans, upon such terms and conditions as may be fixed by the Chairman of the Board of Directors, President and Chief Executive Officer; the Executive Vice President and Chief Financial Officer or the Vice President and Treasurer; provided, however, that each 1/1,000 of a share of Series C Stock shall have a purchase price of not less than 1/1,000 of the par value of a share of Series C Stock; and provided further, however, that such exchange shall constitute adequate consideration within the meaning of Section 3(18) of the Employee Retirement Income Security Act of 1974.

         RESOLVED, That the Company register with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), up to two hundred fifty thousand (250,000) shares of Series C Stock and up to two hundred fifty million (250,000,000) Depositary Shares, together

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with an  appropriate  number of shares of Common Stock of the Company into which the Series C Stock (or, pursuant to an agreement by the Company to accept delivery of Depositary Shares in lieu of whole shares of Series C Stock, the Depositary Shares) may be converted and an appropriate number of shares of Common Stock of the Company that may be needed for investment or reinvestment by the Employee Savings Plans (such Depositary Shares, Preferred Stock and Common Stock being collectively referred to herein as the "Securities").

         RESOLVED, That the Company at all times shall reserve the number of shares of authorized but unissued Common Stock of the Company which shall be sufficient for delivery upon conversion of the Series C Stock (or, pursuant to an agreement by the Company to accept delivery of Depositary Shares in lieu of whole shares of Series C Stock upon such conversion, the Depositary Shares), outstanding from time to time, in accordance with the terms and provisions of the Series C Stock.

         RESOLVED, That, in order to comply with the Securities Act of 1933, as amended, the directors and appropriate officers of the Company be and hereby are authorized to sign and execute in their own behalf, or in the name and on behalf of the Company, or both, as the case may be, any and all Registration Statements and amendments to Registration Statements relating to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees, the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees, the Primus Automotive Financial Services, Inc. Prime Account, and such other employee stock plans as may be adopted by the Company or any of its subsidiaries (collectively, the "Employee Stock Plans"), including the Prospectuses and the exhibits and other documents relating thereto or required by law or regulation in connection therewith, all in such form as such directors and officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof; and that the appropriate officers of the Company, and each of them, be and hereby are authorized to cause such Registration Statements and amendments, so executed, to be filed with the Securities and Exchange Commission.

     RESOLVED, That each officer and director who may be required to sign and execute any of the aforesaid Registration Statements or amendments or any document in connection therewith (whether on behalf of the Company, or as an officer or director of the Company, or otherwise) be and hereby is authorized to execute a power of attorney appointing J. W. Martin, Jr., J. M. Rintamaki, L. J. Ghilardi, K. S. Lamping, P. J. Sherry, Jr., and N. A. Patino, and each of them, severally, his or her true and lawful attorney or attorneys to sign in his or her name, place and stead in any such capacity any and all such Registration Statements and amendments, further amendments thereto and documents in connection therewith, and to file the same with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each of said officers and directors who shall have executed such a power of attorney, every act whatsoever necessary or advisable to be done in connection therewith as fully and to all intents and purposes as such officer or director might or could do in person.

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         RESOLVED,  That the Chairman of the Board of  Directors,  President and
Chief Executive Officer;  any Vice Chairman;  any Executive Vice President;  any
Group  Vice  President;   any  Vice  President;  the  Secretary;  any  Assistant
Secretary; the Treasurer; and any Assistant Treasurer, and each of them, be and hereby are authorized in the name and on behalf of the Company to take any and all action which such persons, or any of them, may deem necessary, appropriate or desirable in order to obtain a permit, register or qualify the Securities for issuance and sale or to request an exemption from registration of the Securities or to register or obtain a license for the Company as a dealer or broker under the securities laws of such of the states of the United States of America as such persons, or any of them, may deem necessary, appropriate or desirable, and in connection with such registrations, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish all such applications, reports, resolutions, irrevocable consents to such service of process, powers of attorney and other papers and instruments as may be required under such laws, and to take any and all further action which such persons, or any of them, may deem necessary, appropriate or desirable in order to maintain such registrations in effect for as long as such persons, or any of them, may deem to be in the best interests of the Company.

         RESOLVED, That the Chairman of the Board of Directors, President and Chief Executive Officer; any Vice Chairman; any Executive Vice President; any Group Vice President; any Vice President; the Secretary; any Assistant Secretary; the Treasurer; and any Assistant Treasurer, and each of them, be and hereby are authorized to designate any licensed California broker-dealer as the Company's attorney-in-fact for the purpose of executing and filing one or more applications and amendments thereto on behalf of the Company, under applicable provisions of the California Corporate Securities Law of 1968, for the registration or qualification of part or all of the Securities for offering and sale in the State of California.

         RESOLVED, That any and all haec verba resolutions which may be required
                                    ---- -----
by the Blue Sky or securities laws of any state in which the Company intends to offer to sell the Securities be, and they hereby are, adopted; that the proper officers of the Company be, and they hereby are, authorized to certify that such resolutions were duly adopted at this meeting; and that the Secretary of the Company shall cause a copy of each resolution so certified to be attached to the minutes of this meeting.

         RESOLVED, That the appropriate officers of the Company, and each of them, be and hereby are authorized, in the name and on behalf of the Company, to take such action as such officers, or any of them, may deem necessary, appropriate or desirable to make application for the listing of the Securities on the New York and Pacific Coast Stock Exchanges in the United States, London Stock Exchange in Europe and any other stock exchange, and that the Chairman of the Board of Directors, President and Chief Executive Officer; any Vice
Chairman; any Executive Vice President; any Group Vice President; any Vice President; the Secretary; any Assistant Secretary; the Treasurer; and any Assistant Treasurer, and each of them, be and hereby are designated a representative of the Company to appear before the Corporate Services Division or other appropriate body of any such exchange and take all such other steps as such persons, or any of them, may deem necessary, appropriate or desirable to effect such listing.

                                      -3-
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         RESOLVED,  That, in connection with each  application of the Company to the New York Stock Exchange, Inc., or any other stock exchange, for the listing on such exchange of the Securities, the Company enter into an agreement providing for the indemnification by the Company of such Exchange, its governors, officers, employees and its subsidiary companies and innocent purchasers for value of the Securities or any one or more of them, as the case may be, from and against losses, liabilities, claims, damages or accidents in connection with the use of facsimile signatures on certificates representing the Securities; and that the Chairman of the Board of Directors, President and Chief Executive Officer; any Vice Chairman; any Executive Vice President; any Group Vice President; any Vice President; the Secretary; any Assistant Secretary; the Treasurer; and any Assistant Treasurer, and each of them, be and hereby are authorized in the name and on behalf of the Company and under its corporate seal to execute and deliver to such exchange, the aforesaid indemnification agreement in such form as the person or persons executing the same may deem necessary, appropriate or desirable, as conclusively evidenced by his, her or their execution thereof.

         RESOLVED, That the Board of Directors hereby adopts the forms of depositary receipts for the Depositary Shares and certificates for the Series C Stock, specimens of which have been made available for examination at the meeting, such forms of depositary receipts and certificates to have such changes as the appropriate officers of the Company may approve.

         RESOLVED, That the Chairman of the Board of Directors, President and Chief Executive Officer; any Vice Chairman; any Executive Vice President; any Group Vice President; any Vice President; the Secretary; any Assistant Secretary; the Treasurer; or any Assistant Treasurer, be and hereby are authorized, in the name and on behalf of the Company and under its corporate seal (which may be a facsimile of such seal), to execute (by manual or facsimile signature) certificates representing the Securities (and, in addition, certificates representing the Securities to replace any such certificates which are lost, stolen, mutilated or destroyed and such certificates required for exchange, substitution or transfer), all as provided in the Restated Certificate of Incorporation and By-Laws of the Company.

         RESOLVED, That the Chairman of the Board of Directors, President and Chief Executive Officer; any Vice Chairman; any Executive Vice President; any Group Vice President; any Vice President; the Secretary; any Assistant Secretary; the Treasurer; or any Assistant Treasurer, and each of them, be and hereby are authorized to appoint one or more paying agents, registrars, issuing agents, transfer agents, conversion agents, and other agents and functionaries to, among other things, issue or countersign, make transfers of and register the certificates representing the Securities, and that any such officer be and hereby is authorized to execute and deliver, in the name and on behalf of the Company, any agreement, instrument or document relating to any such appointment; provided, however, that the Company may at any time elect to act in any such capacity itself.

         RESOLVED, That the Company enter into a deposit agreement and one or more supplements thereto, each with a bank or trust company as depositary (the "Deposit Agreement"), providing for the deposit of the Series C Stock, the

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issuance of the Depositary Shares and other matters relating  thereto,  and that the Chairman of the Board of Directors, President and Chief Executive Officer; any Vice Chairman; any Executive Vice President; any Group Vice President; any Vice President; the Secretary; any Assistant Secretary; the Treasurer; or any Assistant Treasurer, and each of them, be and hereby are authorized, in the name and on behalf of the Company, (i) to select such depositary and (ii) to execute, acknowledge and deliver the Deposit Agreement and supplements thereto, whether or not under the seal of the Company, and whether or not attested by the Secretary or any Assistant Secretary, containing such terms and provisions as the officer or officers executing such Deposit Agreement or supplements thereto may deem necessary, appropriate or desirable, as conclusively evidenced by his or their execution thereof.

         RESOLVED, That, when the Series C Stock and the Depositary Shares shall be issued, sold and delivered in accordance with the terms of the Deposit Agreement, the shares of Series C Stock represented by such Depositary Shares shall be, and are hereby declared to be, fully-paid and non-assessable shares of Preferred Stock of the Company and not liable to any further calls or assessments thereon, and the holders thereof shall not be liable for any further payment in respect thereof.

         RESOLVED, That, upon the issuance and sale of the Series C Stock and the Depositary Shares in accordance with the foregoing resolutions, an amount equal to the par value of the Series C Stock so issued shall be credited to the capital stock account of the Company.

         RESOLVED, That the shares of Common Stock of the Company issuable or deliverable upon conversion of the Series C Stock (or, pursuant to an agreement by the Company to accept delivery of Depositary Shares in lieu of whole shares of Series C Stock upon such conversion, the Depositary Shares), when the same shall be delivered in accordance with the terms of the Securities, shall be, and are hereby declared to be, fully-paid and non-assessable shares of Common Stock of the Company and not liable to any further calls or assessments thereon, and the holders thereof shall not be liable for any further payment in respect thereof.

         RESOLVED, That, upon the issuance of authorized but unissued shares of Common Stock of the Company upon conversion of the Series C Stock (or, pursuant to an agreement by the Company to accept delivery of Depositary Shares in lieu of whole shares of Series C Stock upon such conversion, the Depositary Shares), an amount equal to the par value of the Common Stock so issued shall be credited to the capital stock account of the Company and an amount equal to the par value of the shares of Series C Stock so converted (or the shares of Series C Stock represented by the Depositary Shares so converted) shall be debited to the capital stock account of the Company.

         RESOLVED, That the Chairman of the Board of Directors, President and Chief Executive Officer; any Vice Chairman; any Executive Vice President; any Group Vice President; any Vice President; the Secretary; or any Assistant Secretary; the Treasurer; any Assistant Treasurer, and each of them, be and hereby are authorized to cause the issuance of authorized but unissued shares of Common Stock of the Company for the purpose of effecting conversions of the Series C Stock (or, pursuant to an agreement by the Company to accept delivery

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of  Depositary  Shares  in lieu of whole  shares  of  Series C Stock  upon  such conversion, the Depositary Shares).

         RESOLVED, That the appropriate officers of the Company, and each of them, be and hereby are authorized and empowered, in the name and on behalf of the Company, to take any action (including, without limitation, the appointment of agents and the payment of expenses), and to execute (by manual or facsimile signature) and deliver any and all letters, documents or other writings, that such officer or officers may deem necessary, appropriate or desirable in order to enable the Company fully to carry out the purposes and intents of the Communication and each and all of the foregoing resolutions.

                    Resolutions Relating to Special Dividend
                    ----------------------------------------

                  WHEREAS, based upon the Communication, and based upon the Financial Review and other information heretofore presented to the Board of Directors, the Company has net assets in excess of its capital, computed in accordance with the laws of Delaware, in an amount sufficient to justify (a) a dividend on outstanding shares of Class B and Common Stock consisting in the aggregate of 279,484,849 shares of common stock of Associates First Capital Corporation ("The Associates") distributable to holders of Class B and Common Stock in proportion to their ownership of Class B and Common Stock, and (b) a dividend in cash on each share of Series C Participating Stock equal to the market value of common stock of The Associates distributed per share of Class B and Common Stock.

                  NOW, THEREFORE, BE IT RESOLVED, That (i) a dividend consisting in the aggregate of the Company's 279,484,849 shares of common stock of The Associates on the outstanding shares of Class B and Common Stock of the Company distributable to holders of Class B and Common Stock in proportion to their ownership of Class B and Common Stock, and (ii) a dividend in cash on each share of Series C Participating Stock equal to the market value of common stock of The Associates distributed per share of Class B and Common Stock, as determined using a methodology deemed appropriate by Goldman, Sachs & Co. or another independent financial advisor (but not to exceed the maximum amount that may be paid in accordance with the laws of Delaware), be and hereby are declared, distributable and payable, respectfully, on April 7, 1998 (or, if such day is not a day on which common stock of The Associates is traded on the New York Stock Exchange, then on the next day that it is traded on the New York Stock Exchange) to holders of record of said stock at the close of business on March 12, 1998; and that the Executive Vice President and Chief Financial Officer, the Vice President and Treasurer, and other appropriate officers of the Company, and each of them, be and hereby are authorized and directed to cause the same to be distributed and paid on the date specified.

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